SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:
    Preliminary Proxy Statement                  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
 X  Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        DATA BROADCASTING CORPORATION
                (Name of Registrant as Specified in Its Charter)

                 Reed L. Benson, Secretary and General Counsel
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      X   No fee required.
          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     ___  Fee paid previously with preliminary materials:

     ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement no.:

     (3)  Filing Party:

     (4)  Date Filed:

                         DATA BROADCASTING CORPORATION
                           3490 Clubhouse Drive, I-2
                            Jackson, Wyoming  83001



                               December    , 1998
                                        ---



Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Data Broadcasting Corporation, a Delaware corporation (the "Company"), to be held at the Continental Insurance Building, 180 Maiden Lane, New York, New York on January 19, 1999 at 10:00 a.m. EST. The meeting will take place in the Ricker Auditorium on the Mezzanine Level.

      The matters expected to be acted upon in the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition, we will report to you on the Company's progress during the past year and receive your questions and comments concerning the Company.

      It is important that your shares be represented at the meeting, whether or not you are able to be present. Accordingly, we urge you to complete the enclosed proxy and promptly return it to our vote tabulators in the postage prepaid envelope provided. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.






              Alan J. Hirschfield                Allan R. Tessler
           Co-Chairman of the Board         Co-Chairman of the Board

                         DATA BROADCASTING CORPORATION
                           3490 Clubhouse Drive, I-2
                            Jackson, Wyoming  83001


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 19, 1999



TO THE STOCKHOLDERS OF DATA BROADCASTING CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Data Broadcasting Corporation (the "Company") will be held on January 19, 1999 at 10:00 a.m. EST in the Ricker Auditorium on the Mezzanine level of the Continental Insurance Building, 180 Maiden Lane, New York, New York for the following purposes.

     1. To elect nine directors to serve until the next annual meeting of the Company or until their successors have been duly elected and qualified;

     2. To consider and vote on a proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the independent auditor of the Company for the fiscal year ending June 30, 1999;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on November 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment thereof.

     Representation of at least a majority of all outstanding shares of common stock of the Company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. You may revoke your proxy at any time before it is voted.

                              By Order of the Board of Directors




                              Reed L. Benson
                              Secretary and General Counsel

Jackson, Wyoming
December    , 1998
         ---

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                PROXY STATEMENT

                                   CONTENTS


INFORMATION CONCERNING VOTE ................................................1

ELECTION OF BOARD OF DIRECTORS..............................................1

SECURITY OWNERSHIP..........................................................5

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................7

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE ON
      EXECUTIVE OFFICERS' COMPENSATION......................................12

PERFORMANCE GRAPH...........................................................13

PROPOSAL TO RATIFY SELECTION OF AUDITOR.....................................13

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS................................13

SOLICITATION................................................................14

STOCKHOLDER PROPOSALS.......................................................14

STOCKHOLDER NOMINATION OF DIRECTORS.........................................14

OTHER MATTERS...............................................................14

                         DATA BROADCASTING CORPORATION
                           3490 Clubhouse Drive, I-2
                            Jackson, Wyoming  83001

                                PROXY STATEMENT

                 FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON JANUARY 19, 1999

                          INFORMATION CONCERNING VOTE

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Data Broadcasting Corporation, a Delaware corporation ("DBC" or the "Company"), for use at the annual meeting of stockholders to be held on January 19, 1999 at 10:00 a.m. EST, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Continental Insurance Building, Ricker Auditorium - Mezzanine level, 180 Maiden Lane, New York, New York. The Company intends to mail this Proxy Statement and accompanying proxy card on or about December 11, 1998 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

      Only holders of record of common stock at the close of business on November 23, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 23, 1998, the Company had approximately 32,259,505 shares of common stock outstanding and entitled to vote. On all matters to be voted upon at the Annual Meeting, each holder of record of common stock on such date will be entitled to one vote for each share held.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3490 Clubhouse Drive, I-2, Jackson, Wyoming 83001, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Tabulation of Votes

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                        ELECTION OF BOARD OF DIRECTORS

      The Board of Directors has nominated nine persons for the Board positions presently authorized in the Company's bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. All nominees listed below are currently directors of the Company.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. Shares may not be voted cumulatively. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

      Pursuant to the Company's By-laws, the nine candidates receiving the greatest number of votes shall be elected as directors. Pursuant to the Company's By-laws, any record stockholder who desires to nominate candidates for election to the Board must deliver written notice to the Secretary of the Company no later than 60 days in advance of the Annual Meeting or 10 days after the date on which notice of the Annual Meeting is given, whichever is later.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Nominees

The names of the nominees and certain information about them are set forth below:

                      Director
Name                   Since     Age(1)  Office Held with the Company
----                   -----     ---     ----------------------------
Alan J. Hirschfield    1992       63     Co-Chairman of the Board, Co-CEO
Allan R. Tessler       1992       62     Co-Chairman of the Board, Co-CEO
Dwight H. Egan         1995       45     Executive Vice President -
                                         Sales and Marketing and
                                         CEO of Broadcast International, Inc.
James A. Kaplan        1994       55     Vice Chairman of the Board and
                                         President of CMS
Charles M. Diker       1993       63     Director
Donald P. Greenberg    1996       64     Director
David R. Markin        1992       67     Director
Herbert S. Schlosser   1995       72     Director
Carl Spielvogel        1996       69     Director

(1) As of September 15, 1998

ALAN J. HIRSCHFIELD and ALLAN R. TESSLER serve as Co-Chairmen of the Board and Co-Chief Executive Officers of the Company.

Prior to becoming Co-Chief Executive Officer of the Company in June, 1992, Mr. Hirschfield served as Managing Director of Schroder Wertheim & Co. Inc. and as a consultant to the entertainment and media industry. He formerly served as Chief Executive Officer of Twentieth Century Fox Film Corp. and Columbia Pictures Inc. from 1980 to 1985 and 1973 to 1978, respectively. Mr. Hirschfield currently serves on the boards of Cantel Industries, Inc., ("Cantel") a distributor of medical and scientific equipment and Chyron Corporation, ("Chyron") a designer and manufacturer of digital equipment for the broadcast industry.

In addition to serving as Co-Chief Executive Officer since June 1992, Mr. Tessler has been Chairman of the Board and CEO of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also Chairman of the Board of Enhance Financial Services Group Inc. ("Enhance"), a municipal bond reinsurer, and Jackpot Enterprises, Inc. ("Jackpot"), a gaming machine route operator. From 1989 to 1996 he was Chairman of the Board of Great Dane Holdings, Inc. ("Great Dane"), a diversified holding company.
Since January 1997, Mr. Tessler has also served as Chairman of Checker Holdings Corp. IV ("Checker Holdings"), a private holding company. From December 1991 through September 1993 Mr. Tessler was Chairman of the Board and CEO of Ameriscribe Inc., a national provider of facilities management services. Mr. Tessler also serves on the boards of The Limited, Inc. and Allis-Chalmers Corporation.

DWIGHT H. EGAN became Executive Vice President-Sales and Marketing in October, 1998. He has been the President and Chief Executive Officer of Broadcast International, Inc. ("BII"), a subsidiary of the Company since, 1985.
Acquired by DBC in 1995, BII supplies business information, real-time financial market data and communications services to retail, financial and other business customers. Mr. Egan also serves on the Board of Directors of Gentner Communications, Inc., a manufacturer of teleconferencing equipment.

JAMES A. KAPLAN is Vice Chairman of the Board and President and founder of Capital Management Sciences ("CMS"), a division of the Company. He has held this position since CMS was founded in 1979. Acquired by DBC in 1994, CMS distributes fixed income portfolio analytics and information.

CHARLES M. DIKER is a non-managing partner with the investment management company of Weiss, Peck & Greer, having been associated with that firm since 1976. He serves as Chairman of the Board of Cantel Industries, Inc. which is a healthcare company concentrating in infection prevention and control products and diagnostic equipment. Mr. Diker currently serves on the Board of Directors of BeautiControl Cosmetics, a direct marketer of cosmetics; Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry; International Specialty Products, a chemical company; and AMF Bowling, Inc., an owner and operator of, and manufacturer of equipment for, commercial bowling centers.

DONALD P. GREENBERG has been a professor at Cornell University, Ithaca, New York, for the past 31 years. He is the Jacob Gould Sherman professor of computer graphics and director, program of computer graphics at Cornell University, Ithaca, New York. In 1987, Dr. Greenberg received the ACM SIGGRAPH Steven A. Coons award for outstanding creative contributions to computer graphics and in 1991 was named a member of the National Academy of Engineering. He is the founding director of the National Science Foundation's Science and Technology Center for Computer Graphics and Scientific Visualization. Dr. Greenberg currently serves on the Board of Directors of Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

DAVID R. MARKIN has been President and Chairman of the Board of Checker Motors Corporation ("Checker"), a manufacturer of transportation equipment, since 1970. Mr. Markin is also presently President and Chief Executive Officer of Checker Holdings, the parent of Checker, and was President of Great Dane from 1989 to 1996. Mr. Markin also serves as a director of Jackpot and Enhance.

HERBERT S. SCHLOSSER has been Senior Advisor, Broadcasting and Entertainment, of Schroder & Co. Inc., since 1986 and for almost 30 years was employed by National Broadcasting Company, Inc. ("NBC") and RCA Corporation ("RCA") in various capacities, including President and CEO of NBC and Executive Vice President of RCA in charge of its entertainment group of activities other than NBC. Mr. Schlosser is a member of the Board of Directors of U.S. Satellite Broadcasting Company, Inc. and a member of the Board of Directors of Central European Media Enterprises LTD. He is Chairman of the Board of Trustees of the American Museum of the Moving Image.

CARL SPIELVOGEL is Chairman and CEO of Carl Spielvogel Associates, Inc. and until April 1997 he also served as the Chief Executive Officer of the United Auto Group, Inc., a publicly traded operator of multiple-franchise auto dealerships. Mr. Spielvogel was associated with Bates Worldwide, an advertising and marketing communications company, from July 1987 until January 1, 1994. He served in various positions with Bates Worldwide, including Chairman and Chief Executive Officer. He was Vice Chairman and a member of the Board of Directors of Interpublic Group of Companies, Inc. for approximately 20 years. Mr. Spielvogel is a member of the Boards of Directors of Hasbro, Inc., Alliant Food Service, Inc., (formerly Kraft Food Service, Inc.), and Culligan Water Technologies, Inc.

There are no family relationships among the directors or executive officers of the Company.

Board Committees and Meetings

      During the fiscal year ended June 30, 1998, the Board of Directors held four meetings and took two actions by written consent. The Board has an Audit Committee, Compensation Committee and Stock Option Committee.

      The Audit Committee may take any and all actions which may be taken by the Board of Directors of the Company to review and supervise the financial controls of the Company, including recommending to the Board the selection of the Company's independent auditors, reviewing the Company's financial statements, reviewing the scope and results of external audits, acting upon recommendations of the auditors, reviewing the Company's proposed budgets, reporting to the Board any considerations or recommendations the Audit Committee may have with respect to such matters and taking such further actions as the Committee deems necessary. During fiscal 1998, the Audit Committee, composed of Charles M. Diker, David R. Markin and Herbert S. Schlosser, met once.

      The Compensation Committee may take any and all actions which may be taken by the Board of Directors of the Company to review and approve executive and senior management compensation. During fiscal 1998, the Compensation Committee, composed of Charles M. Diker, David R. Markin and Herbert S. Schlosser, met once and its actions were subsequently ratified by the full Board of Directors.

      The Stock Option Committee was established to serve as Administrator of the Company's Stock Option Plan. As Plan Administrator, the Stock Option Committee has full and final authority to select employees to be granted options and to determine the number of shares and terms of any options granted. The Stock Option Committee also considers and recommends to the Board whether grants to officers, directors and employees, other than pursuant to the Stock Option Plan, should be made. During fiscal 1998, the Stock Option Committee was composed of Alan J. Hirschfield and Allan R. Tessler, met four times and took no actions by written consent.

      All current nominees who were directors during the fiscal year ended June 30, 1998, attended all meetings of the Board and all committees of the Board of which they were members.

      For information regarding compensation received by directors, see "Executive Compensation and Other Information - Compensation of Directors".

SECURITY OWNERSHIP(1)
      The following table sets forth the beneficial ownership of the common stock of the Company, at October 22, 1998, by each director, nominee, executive officer named in the Summary Compensation Table appearing below, and each person who, to the knowledge of the Company, owned beneficially more than 5% of the Company's common stock.

                                             Beneficial Ownership
                                             --------------------

                                   Amount and Nature of   Percent of
Beneficial Owner                  Beneficial Ownership     Total(2)
----------------                  --------------------    ----------

Capital Research and
  Management, Inc.
333 South Hope Street             3,560,800 - Direct        11.04%
Los Angeles, CA  90071

Robert Fleming, Inc.              3,129,720 - Direct         9.70%
320 Park Avenue
New York, NY  10022

Alan J. Hirschfield(3)            2,295,512 - Indirect(4)    7.07%
Co-Chairman of the Board, Co-CEO

Allan R. Tessler(3)
Co-Chairman of the Board, Co-CEO  2,423,726 - Direct(5)      7.47%

Charles M. Diker                    420,400 - Direct(6)      1.57%
Director                             88,000 - Indirect(7)

Dwight H. Egan                      503,791 - Direct(8)      1.60%
Director, President and              17,911 - Indirect(9)
  CEO of BII, Executive Vice
  President - Sales and
  Marketing

James A. Kaplan                   1,235,218 - Direct(10)     4.89%
Director, President of CMS          342,447 - Indirect(11)
Vice Chairman of the Board

David R. Markin                     580,000 - Direct(12)    1.80%
Director                              5,000 - Indirect(13)

Herbert S. Schlosser                 95,070 - Direct(14)      *
Director

Donald P. Greenberg                  55,000 - Direct(15)      *
Director

Carl Spielvogel                      58,000 - Direct(16)      *
Director

Mark F. Imperiale                   200,000 - Direct(15)      *
President, Chief Operating
  Officer and Chief
  Financial Officer

All current directors, nominees   8,320,075(17)            24.66%
and executive officers as a group
(10 persons)

* Less than one percent

(1)The table in this section is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2)Applicable percentage of ownership for the officers and directors is based on 34,339,855 shares of common stock, which were outstanding on October 22, 1998, less 2,080,350 Treasury Shares.

(3)Owner's address is in care of the Company at 3490 Clubhouse Drive, I-2, Jackson, Wyoming 83001.

(4)Held of record directly by AJH Company, an entity of which Mr. Hirschfield is the beneficial owner. Includes 191,667 shares which may be acquired upon exercise of presently exercisable options.

(5)Includes 191,667 shares which may be acquired upon exercise of presently exercisable options.

(6)Includes 100,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Compensation of Directors," below.

(7)Includes 73,000 shares in investment accounts managed by Mr. Diker, over which he exercises shared investment power. Includes 15,000 shares in an investment account held by Mr. Diker's wife, over which he exercises shared investment power.

(8)Includes 364,858 shares which may be acquired upon exercise of presently exercisable options. See "Executive Compensation and Other Information - Compensation of Directors," below.

(9)Includes 17,314 shares held in seven separate custodial accounts, the sole custodian of each being Mr. Egan's wife. Includes 597 shares held by a trust over which Mr. Egan exercises sole investment power.

(10)Includes 33,333 shares which may be acquired upon exercise of presently exercisable options. See "Executive Compensation and Other Information - Compensation of Directors," below.

(11)Represents shares held by a trust over which Mr. Kaplan exercises shared investment power.

(12)Includes 200,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Compensation of Directors," below.

(13)Represents shares in an investment account held by Mr. Markin's wife, over which he exercises shared investment power.

(14)Includes 90,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Compensation to Directors," below.

(15)Represents shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Stock Option Grants" below.

(16)Includes 55,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Compensation to Directors," below.

(17)Includes 1,481,445 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of the effective date of this table. See "Executive Compensation and Other Information - Stock Option Grants" and "Executive Compensation and Other Information - Compensation of Directors," below.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of the Company's Co-Chief Executive Officers and each of the three other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for each of the three year periods ended June 30, 1998, 1997, and 1996.

                          Summary Compensation Table

                                                      Long Term
                                                    Compensation
                               Annual Compensation     Awards
    Name and                                                       All Other
    Principal                                         Options    Compensation
    Position          Year     Salary($)   Bonus($)     (#)          ($)
-------------------   ----     ---------   --------  ----------- ------------

Alan J. Hirschfield   1998     $337,500       -          -            -
Co-Chairman of        1997     $324,000       -       125,000         -
the Board and         1996     $315,000   $125,000       -       $196,731(1)
Co-Chief Executive
Officer

Allan R. Tessler      1998     $337,500       -          -            -
Co-Chairman of the    1997     $324,000       -      125,000          -
Board and Co-Chief    1996     $315,000   $125,000       -       $196,341(1)
Executive Officer   -

James A. Kaplan       1998     $475,008       -          -         $3,300(2)
President - CMS       1997     $475,008       -      100,000       $3,135(2)
Vice-Chairman of      1996     $454,168       -          -         $3,135(2)
the Board

Mark F. Imperiale     1998     $287,508   $175,000    50,000       $3,300(2)
President, Chief      1997     $261,470   $125,000   100,000       $3,135(2)
Operating Officer     1996     $250,008   $175,000    50,000       $4,008(2)
and Chief Financial
Officer

Dwight H. Egan        1998     $230,715       -         -          $3,300(2)
Director, Executive   1997     $229,392       -         -          $3,135(2)
Vice President-       1996     $214,258       -      150,000       $5,522(2)
Sales & Marketing,
and President,
Broadcast
International, Inc.


(1) Represents commissions paid pursuant to contracts entered into in 1990 between Messrs. Hirschfield and Tessler and Financial News Network, Inc. ("FNN") to serve as FNN's restructuring team in connection with its petition for reorganization filed under Chapter 11 of the United States Bankruptcy Code in March, 1991. The Company was spun off from FNN on June 26, 1992, the effective date of FNN's plan of reorganization. The amounts were based on the proceeds received by the Company primarily from the sale of assets to the Consumer News and Business Channel and the sale of other assets of FNN.

(2)  Matching contribution to the Company's 401(k) plan.

Stock Option Grants
      Set forth below is information on grants of stock options under the Company's Stock Option Plan for the named executive officers for the period July 1, 1997 to June 30, 1998:

                       Option Grants in Last Fiscal Year

                                          Individual Grants     Grant Value
                  % of Total
                   Options
         Options  Granted to     Exercise     Grant Date           Grant Date
         Granted  Employees       Price      Stock Price Expiration  Present
Name       (#)  in Fiscal Year ($ per share)($ per share)   Date      Value
----     ------- -------------  -----------  ----------- ---------- ---------

Mark F.
Imperiale 50,000    5.9%         $4.94         7-1-97     6-30-07   $106,000

      All options reported above were awarded under the Company's 1992 stockholder-approved Stock Option Plan, as amended (the "Option Plan"). The Company has not granted any stock appreciation rights. Pursuant to the terms of the Option Plan, the exercise price per share for all options is the average of the high ask and low bid prices of the Company's common stock on the date of grant.

      The options reported above become exercisable in three equal installments on the first, second and third anniversaries of the date the option was granted. The exercisability of options is subject to acceleration upon termination of the optionee's employment on account of disability or without cause, and in any event the Stock Option Committee of the Board may waive conditions to exercisability and accelerate the exercisability of the options for other reasons, including upon a change in control of the Company.

      The option exercise price and the income tax withholding amounts payable upon any option exercise may be paid in cash or, in certain circumstances, by the optionee delivering already owned shares of the Company's common stock or the Company withholding a sufficient number of shares from the number of shares issuable upon such exercise.

      "Grant Date Present Value" is determined under the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The actual value, if any, an executive officer may realize will depend on the extent to which conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. It is highly unlikely that the value realized by the above employees will be consistent with the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the Company's stock option plan which cannot be transferred.

Aggregated Stock Option Exercises

The following table provides information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year by the named executive officers.

               Aggregated Option Exercises in Last Fiscal Year

                           and FY-End Option Values

                                                     Dollar Value
                             Number of              of Unexercised
                            Unexercised              In-the-Money
                            Options at                Options at
                              FY-End                    FY-End
              -------------------------------------------------------------

                Shares     Dollar
                Acquired    Value     Exer-    Un-exer-   Exer-    Un-exer
Name          on Exercise  Realized  cisable   cisable  cisable    cisable
----          -----------  --------  -------   -------  -------    -------
Alan J.
Hirschfield       0           0      191,667    83,333   562,575      0
Allan R.
Tessler           0           0      191,667    83,333   562,575      0
Dwight H. Egan    0           0      314,858    50,000   463,549      0
James A. Kaplan   0           0       33,333    66,667    27,083    54,167
Mark F. Imperiale 0           0      166,667   133,333   152,000    79,000



      The value of unexercised options at fiscal year-end is the difference between the option exercise price and the average of the high ask and low bid price for the Company's common stock as reported by the Nasdaq Stock Market's National Market ("Nasdaq") for June 30, 1998, which was $6.1875. These amounts have not been, and may never be, realized. Actual amounts realized will depend on the value of the Company's common stock if and when options become exercisable and are exercised.

Repricing of Stock Options

      Effective as of June 22, 1998 the Stock Option Committee unanimously approved the repricing of certain stock options. The Committee designated 885,500 options to be repriced, which affected 60 different employees and directors of the Company. The Committee repriced the options to reward the employees for past services and to give them incentive to remain with the Company. The sole named executive officer affected by the repricing follows:

10-YEAR OPTION REPRICINGS

                                 Market                         Length Of
                    Number Of    Price Of  Exercise             Original
                    Securities   Stock At  Price At             Option Term
                    Underlying   Time Of   Time of              Remaining At
                    Options/SARs Repricing Repricing   New      Date Of
                    Repriced Or  Or        Or          Exercise Repricing Or
Name       Date     Amended      Amendment Amendment   Price    Amendment
                      (#)           ($)       ($)        ($)
------     ------   -----------  --------- ----------  -------  -----------
  (a)       (b)         (c)         (d)       (e)        (f)        (g)

Mark F. Imperiale
President, Chief
Financial Officer,
and Chief
Operating
Officer   6-22-98     50,000       $5.19     $8.00      $5.19    7.33 years

Compensation of Directors

      During fiscal year 1998, all non-employee directors of the Company received an annual fee of $5,000 and reimbursement for travel expenses for service to the Board of Directors. All Audit Committee members also received an annual fee of $1,250 as compensation for their service on the committee. No employee director received compensation for service to the Board.

      Each non-employee director of the Company holding such position on the third business day after the Company publicly announces its summary fiscal year-end statement of sales and earnings shall, at the discretion of the Stock Option Committee, receive an option to acquire 10,000 shares of common stock with an exercise price equal to the fair market value of the stock on such date. On October 2, 1998, each non-employee director was granted options for 10,000 shares of common stock at an exercise price of $4.41, which become exercisable on the date of grant. Each option terminates, to the extent not exercised prior thereto, upon the earlier of
(i) the tenth anniversary of the grant or (ii) the first anniversary of the cessation of the optionee's service as a director of the Company.

      Effective as of September 15, 1996, the Company entered into a consulting agreement with Mr. Herbert S. Schlosser, a director of the Company. The Consulting Agreement provides for: (i) a three-year term;
(ii) payment for consulting services of $250,000 payable in installments of approximately $21,000 per quarter; and (iii) the grant of options to purchase 25,000 shares of Company common stock. Aggregate consulting fee payments made by the Company during the fiscal year ended June 30, 1998 was $83,333.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      The Company entered in employment agreements with Messrs. Hirschfield and Tessler effective as of January 1, 1997 and continuing until December 31, 2000 unless extended by either the executive or the Company for successive one-year terms. The agreement provides for a base salary of $325,000 with scheduled increases in future years and a performance based bonus of up to 100% of the base salary as determined by the Compensation Committee upon an evaluation of the performance of the executive and the Company during the previous fiscal year. In the event of certain involuntary terminations and in the event of a change of control wherein the executive exercises his right to terminate the agreement, he shall receive a lump sum payment equal to 150% of the base salary for the greater of two years or the remainder of the employment term. In addition, in the event of a change of control, the executive will receive an amount equal to the price per share paid to the Company shareholders less the pre-announcement share price multiplied by 125,000. Pursuant to the agreement each of the executives was also granted options to purchase 125,000 shares of Company stock.

      The Company entered into an employment agreement with Mark F. Imperiale, President, Chief Operating Officer and Chief Financial Officer, effective as of January 1, 1997. The agreement provides for a four-year term, a base salary of $275,000 with scheduled increases in future years, and a performance-based bonus of up to 100% of the base salary as determined by the Compensation Committee upon an evaluation of the performance of the executive and the Company during the previous fiscal year. In the event of certain involuntary terminations and in the event of a change of control wherein Mr. Imperiale exercises his right to terminate the agreement, he shall receive a lump sum payment equal to 150% of the base salary for the greater of two years or the remainder of the employment term. In addition, in the event of a change of control, he will receive an amount equal to the price per share paid to the Company shareholders less the pre-announcement price multiplied by 100,000. Pursuant to the agreement Mr. Imperiale was also granted options to acquire 100,000 shares of Company stock.

      The Company entered into an employment agreement with Mr. Kaplan, President of CMS, effective April 29, 1994. The agreement provided for a three-year term of employment and base salaries in each of the years. The agreement was extended in April of 1997 for one year from its scheduled termination, but Mr. Kaplan is only required to be available 80% of his time and was granted options to purchase 100,000 shares of Company common stock. His salary is to remain at $475,000 for the extension year. Mr. Kaplan continues to work under the terms of the extension and his compensation has remained constant. The agreement also provides for a subsequent three-year consultancy period during which Mr. Kaplan will be paid $333,333 a year for part-time consulting services. Mr. Kaplan is prohibited from competing with the Company during the entire term of the agreement. Mr. Kaplan's right to receive the compensation specified in the latter three-year period is subject only to his continuing compliance with the non-compete restrictions.

      The Company currently has no other compensation plan or arrangement with respect to any of the executive officers named on the Summary Compensation Table, which results or will result from the resignation, retirement, or other termination of such individual's employment with the Company or from a change in control of the Company or a change in the individual's responsibilities following a change in control. However, as noted under the Stock Option Grant Table above, the Stock Option Committee of the Board may accelerate the exercisability of employee stock options granted under the Option Plan upon a change in control of the Company.


Compensation Committee Interlocks and Insider Participation

      During the past fiscal year, Messrs. Hirschfield and Tessler served on the Stock Option Committee.

      Mr. Markin, Chairman of the Company's Compensation Committee, was, during the fiscal year, President of Checker Holdings, an entity which does not have a compensation committee. Mr. Tessler, Co-Chief Executive Officer of the Company, was a member and Chairman of the Board of Directors of Checker Holdings.

                 REPORT OF THE COMPENSATION COMMITTEE
                    AND THE STOCK OPTION COMMITTEE
                  ON EXECUTIVE OFFICERS' COMPENSATION

      Decisions regarding compensation of the Company's executive officers are made by the Compensation Committee of the Board, except that decisions as to the granting of options under the Company's Stock Option Plan are made by the Stock Option Committee of the Board. In making decisions on compensation, the Compensation Committee solicits and receives the recommendations of the Co-Chief Executive Officers, with recommendations relating to the grant of options being considered by the Compensation Committee prior to being referred to the Stock Option Committee.

Compensation Policies For Executive Officers

     The Compensation Committee desires to set compensation at levels and through arrangements that will attract and retain managerial talent desired by the Company, reward employees for past contributions and motivate managerial efforts consistent with corporate growth, strategic progress and the creation of stockholder value. The Compensation Committee believes that a mix of salary, incentive bonus and stock options will achieve those objectives.

Relationship of Performance to Executive Compensation

      The base salaries of Messrs. Kaplan and Imperiale were set by terms of their employment agreements which were negotiated to attract and retain them. The Compensation Committee believes these salaries are competitive and represent a fair estimate of the value of the services rendered by Messrs. Kaplan and Imperiale to the Company.

      The Compensation Committee awarded Mr. Imperiale a bonus for the fiscal year that was based upon the Company's results of operations, and the assumption of additional duties and responsibilities as President and Chief Operating Officer.

      Options were awarded during the fiscal year to enhance Mr.
Imperiale's financial interest in the performance of the Company's stock and reward him for the results of operations under his direction. These options seek to promote Mr. Imperiale's long-term interest in the Company by vesting over a three-year period and expiring in ten years.

      The number of options awarded to Mr. Imperiale was based upon the recommendation of the Co-Chief Executive Officers. This recommendation was based upon the objectives of the Company during Mr. Imperiale's employment period.

      Mr. Egan's base salary was set coincident with the acquisition of BII and a grant of options made at that time. His compensation package was structured to induce him to remain with the Company following the acquisition.

       Basis For the Compensation of the Co-Chief Executive Officers

      The base salaries of the Co-Chief Executive Officers ("Co-CEOs") were set at a level consistent with other chief executives at comparable companies considering the financial performance of the Company. The Co-Chief Executive Officers received no bonuses for fiscal year 1998.

      Respectfully submitted,


Compensation Committee           Stock Option Committee
----------------------           -----------------------
David R. Markin, Chairman        Alan J. Hirschfield, Co-Chairman
Herbert S. Schlosser             Allan R. Tessler, Co-Chairman
Charles M. Diker

                         PERFORMANCE GRAPH

The graph presented below compares the cumulative total return of the Company, the Nasdaq U.S. market index and the Nasdaq Non-Financial index from June 30, 1993 through June 30, 1998. Total return is based on an assumed investment of $100 on June 30, 1993 and reinvestment of dividends through June 30, 1998.

      (GRAPHIC OMITTED)

                  6/93     6/94     6/95     6/96     6/97     6/98
                  ----     ----     ----     ----     ----     ----
DBC                100      151      156      263      144      168
Nasdaq U.S.        100      101      135      173      210      278
Nasdaq Non
Financial          100       98      134      170      200      262



                PROPOSAL TO RATIFY SELECTION OF AUDITOR

      The Audit Committee has recommended, and the Board of Directors has selected, the firm of PricewaterhouseCoopers ("PWC") LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ended June 30, 1999, subject to ratification by the shareholders. PWC has acted as independent auditor for the Company since fiscal year 1995. Representatives of PWC, which audited the Company's 1998 financial statements, are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.


       THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

Compliance with Section 16(a) of the Exchange Act

      Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any person who owns more than 10% of a registered class of the Company's equity securities, to file with the SEC and the Company, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon the information supplied it by such persons, the Company is required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To the knowledge of the Company, based upon a review of the Section 16(a) reports furnished to the Company and the written representations of officers and directors, all these filing requirements were satisfied by the Company's directors and executive officers.

                           SOLICITATION

      The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                       STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company not later than August 13, 1999 in order to be included in the Proxy Statement and proxy relating to that annual meeting. Pursuant to the Company's By-laws, any record stockholder who desires to submit a proposal for the approval of the stockholders of the Company must deliver written notice to the Secretary of the Company no later than the close of business 60 days in advance of the Annual Meeting or 10 days after the date on which notice of the Annual Meeting is given, whichever is later.

                 STOCKHOLDER NOMINATION OF DIRECTORS

      Nominations other than those made by the directors of the Company must be in writing and be delivered to the Secretary of the Company not less than ten days after the date on which notice of the annual meeting is first given to the stockholders, or more than 60 days prior to any annual meeting, whichever is later. Such nominations must include the information regarding the person advancing the nomination as well as information about the nominee as required by the Bylaws of the Company. Nominations not made according to these procedures will be disregarded.

                           OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before this meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors



                              Reed L. Benson
                              Secretary and General Counsel
Jackson, Wyoming
November    , 1998
        ---